UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 25, 2014

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    Management Incentive Compensation Plan

On August 25, 2014, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) determined that the quarterly financial targets under the Company’s Management Incentive Compensation Plan, as amended (the “MICP”) for fiscal 2015 would be stated in terms of revenue and non-GAAP operating income, unless different measures are approved by the Chief Executive Officer. For further information relating to the MICP, please see the Company’s Form 8-K filed on September 5, 2013, including the full text of the MICP filed as Exhibit 10.1 thereto.

Grants of Performance Units
On August 25, 2014, the Compensation Committee approved the grant of performance units to Charles M. Swoboda, the Company’s Chairman, Chief Executive Officer and President, Michael E. McDevitt, the Company’s Executive Vice President and Chief Financial Officer, and Norbert W. G. Hiller, the Company’s Executive Vice President-Lighting, under the Company’s 2013 Long-Term Incentive Compensation Plan (the “LTIP”), which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated October 29, 2013, as filed with the Securities and Exchange Commission on October 29, 2013. The performance units are designed to provide Messrs. Swoboda, McDevitt, and Hiller annual incentive compensation if the Company’s financial performance for fiscal 2015 achieves a pre-established non-GAAP operating income threshold. Messrs. McDevitt and Hiller were granted performance units in lieu of participation in the annual award component of the MICP; Mr. Swoboda is not eligible for awards under the MICP. Any payment under the performance units will be paid in cash. Utilizing an award under the LTIP permits the award to qualify for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Each executive is eligible to receive pursuant to his performance units an annual incentive award determined by multiplying his base salary, his target award level and a performance measurement (specified as a percentage between 0% and 200%) derived by comparing the Company’s fiscal 2015 financial performance against pre-established revenue and non-GAAP operating income targets. In the event of a change in control during fiscal 2015, the percentage for each measure will be not less than 100%. The performance units awarded to Messrs. Swoboda, McDevitt and Hiller for fiscal 2015 were granted pursuant to the terms of a Notice of Grant dated August 25, 2014 and a Master Performance Unit Award Agreement dated August 25, 2014 with each such executive. Mr. Swoboda’s target award level is set at 140% of his base salary. Each of Messrs. McDevitt’s and Hiller’s target award levels is set at 48% of such executive’s base salary.

Except as provided in the Company’s Severance Plan for Section 16 Officers, as amended (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2013) and except as provided with respect to death or long-term disability or a change in control, (i) each executive must be continuously employed by the Company in the positions referenced above for such executive through the last day of the performance period, (ii) the performance units will not be considered earned by the executive until the last day of the performance period, and (iii) if the executive terminates his employment prior to the last day of the performance period, with or without cause, he will forfeit his performance units. If there is a change in control and the executive’s employment terminates on or prior to June 28, 2015, the executive will not be entitled to payment under his performance units; however, he is entitled to payment of a similar amount under his Change in Control Agreement. Mr. Swoboda’s Change in Control Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2012. The form of Messrs. McDevitt’s and Hiller’s Change in Control Agreement is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2012.

The foregoing description of the grant of performance units is subject to and qualified in its entirety by the Notices of Grant included as Exhibits 10.1 through 10.3 to this report and the Form of Master Performance Unit Award Agreement included as Exhibit 10.4 to this report, each of which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit
Exhibit 10.1	Notice of Grant to Charles M. Swoboda, dated August 25, 2014
Exhibit 10.2	Notice of Grant to Michael E. McDevitt, dated August 25, 2014
Exhibit 10.3	Notice of Grant to Norbert W. G. Hiller, dated August 25, 2014
Exhibit 10.4	Form of Master Performance Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Michael E. McDevitt
Michael E. McDevitt
Executive Vice President and Chief Financial Officer

Date: August 29, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
Exhibit 10.1	Notice of Grant to Charles M. Swoboda, dated August 25, 2014
Exhibit 10.2	Notice of Grant to Michael E. McDevitt, dated August 25, 2014
Exhibit 10.3	Notice of Grant to Norbert W. G. Hiller, dated August 25, 2014
Exhibit 10.4	Form of Master Performance Unit Award Agreement